UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

NII HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32421	91-1671412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia		20190
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 390-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As disclosed under Item 8.01 below, on April 10, 2013, NII Holdings, Inc. (the “Company”) issued a press release to announce the sale of an additional $150 million principal amount of its 11.375% senior notes due 2019 issued by its wholly owned subsidiary, NII International Telecom S.C.A, and guaranteed by the Company. In connection with this sale, the Company disclosed the following:

In January 2013, the Company began evaluating the feasibility of discontinuing the broader use of software previously developed for use in multiple markets, and the possibility of restricting its ongoing use to one market. In connection with the foregoing and with the preparation of its first quarter 2013 financial statements, the Company expects to recognize a non-cash asset impairment charge of approximately $85 million related to the potential discontinuation of this software.

In addition, in connection with the Company’s renewed focus on its largest markets of Mexico and Brazil, it reevaluated its outsourcing agreement with Nokia Siemens Networks to manage its network operations and infrastructure and determined that it should amend the agreements with Nokia Siemens Networks to modify the scope of the services provided and to facilitate future modifications or the termination of those agreements. Pursuant to the agreements in effect prior to this amendment, a portion of the base contractual fees were classified as a prepayment and amortized over the life of the contract. As a result of our determination and in connection with the preparation of the Company’s first quarter 2013 financial statements, it expects to recognize a non-cash charge of approximately $46 million relating to the write off of the prepayment amount that had not been amortized.

In addition, the Company disclosed updated risk factors. The Company’s updated risk factors are furnished as Exhibit 99.1 to this report and are incorporated by reference into this Item 7.01.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On April 10, 2013, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing the sale of an additional $150 million principal amount of its 11.375% senior notes due 2019 issued by its wholly-owned subsidiary, NII International Telecom S.C.A., and guaranteed by the Company. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Updated risk factors

99.2	Press release dated April 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: April 10, 2013	By:	/s/ Shana C. Smith
Shana C. Smith
Vice President, Corporate Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Updated risk factors

99.2	Press release dated April 10, 2013